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                                                                 EXHIBIT 2(a)(1)



                           ARTICLES OF INCORPORATION
                                       OF
                         THE GABELLI EQUITY TRUST INC.

                                   ARTICLE I


                 THE UNDERSIGNED, Pamela C. Scott, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least eighteen years of age, does hereby act as an incorporator and form a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

                 The name of the Corporation is THE GABELLI EQUITY TRUST INC.


                                  ARTICLE III

                              PURPOSES AND POWERS

                 The Corporation is formed for the following purposes:

                 (1) To conduct and carry on the business of an investment company.

                 (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

                 (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.





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                 (4)      To do any and all additional acts and to exercise any
and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

                 The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                                   ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT

                 The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE V

                                 CAPITAL STOCK

                 (1) The total number of shares of capital stock that the Corporation shall have authority to issue is fifty million (50,000,000) shares, of the par value of one mill ($.001) per share and of the aggregate par value of fifty thousand dollars ($50,000), all of which fifty million (50,000,000) shares are designated Common Stock.

                 (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionally the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

                 (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.





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                 (4)      No holder of stock of the Corporation by virtue of
being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors its discretion may determine to grant.

                 (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares or capita1 stock from time to time by setting or changing in any one or more respects the preferences, conversion of other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

                 (6) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

                 (1) The number of directors constituting the Board of Directors shall be no less than three (3) nor more than nine (9). This number may be changed pursuant to the By-Law's of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law. The names of the directors who sha11 act until the first annual meeting of shareholders or until their successors are duly chosen and qualified are:

                          Mario J. Gabe11i
                          Nicholas E.E. De Stefano
                          William J. Nutt

                 (2) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:





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                          (i)     To make, alter or repeal the By-Laws of the
Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940.

                          (ii)    From time to time to determine whether and to
what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                          (iii)     Without the assent or vote of the
stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether name or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter for such consideration as the Board of Directors may deem advisable.

                          (iv)      Without the assent or vote of the
stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                          (v)       Notwithstanding anything in these Articles
of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

                          (vi)      No determine in accordance with generally
accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves Lor such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other





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distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

                          (vii)     In addition to the powers and authorities
graphed herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

                  (3) Any determination made in good faith, and in accordance with accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason





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of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                  ARTICLE VII

                              CHANGE OF STRUCTURE

                  Notwithstanding any other provision of these Articles of Incorporation, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940 as in effect on December 1, 1985, shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.


                                  ARTICLE VIII


                              CERTAIN TRANSACTIONS

                  (1) Notwithstanding any other provision of these Articles of Incorporation, and subject to the exceptions provided in Paragraph
(4) of this Article, the types of transactions described in Paragraph (3) of this Article shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate classes, when a Principal Shareholder (as defined in Paragraph (2) of this Article) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation other wise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.





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                  (2)     The term "Principal Shareholder" shall mean any
corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of any class of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Article, in addition to the shares of stock which a corporation, person or other entity beneficially owns directly,
(a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation) or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1985, and (b) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise oL conversion rights or warrants, or otherwise.

                  (3) This Article shall apply to the following transactions:

                  (i) The merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Principal Share holder.

                  (ii) The issuance of any securities of the Corporation to any Principal Shareholder for cash.

                  (iii) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                  (iv) The sale, lease or exchange to the Corporation or any subsidiary thereof, in exchange for securities of the





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                             Corporation, of any assets of any Principal
                             Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                  (4) The provisions of this Article shall not be applicable to (i) any of the transactions described in Paragraph (3) of this
Article if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understand ing with such Principal Shareholder with respect to any substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

                  (5) The Board oL Directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to the Corporation, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in Paragraph (4) hereof is substantial1y consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article.


                                   ARTICLE IX

                                   AMENDMENTS

                 (1) The Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

                 (2) Notwithstanding Paragraph (l) of this Article or any other provision of these Articles of Incorporation, no amendment to these Articles of Incorporation or the Corporation shall amend, alter, change or repeal any of the





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provisions of Articles VII, VIII and IX unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

                 IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated the 19th day of May, 1986.


                                         /s/ Pamela C. Scott
                                         --------------------------------------
                                         Pamela C. Scott,
                                         Incorporator





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                         THE GABELLI EQUITY TRUST INC.

                             ARTICLES OF AMENDMENT

                 The Gabelli Equity Trust Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The Charter of the Corporation is hereby amended by striking out Article FIFTH, Paragraph (1) and inserting in lieu thereof the following:

                 (1) The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of the par value of One Mill ($0.001) per share, all of the same class and of the aggregate par value of One Hundred Thousand Dollars ($100,000), all of which one hundred million (100,000,000) shares are designated Common Stock.

                 SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been approved by the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

                 THIRD: (a) The total number of shares of the classes of stock of the Corporation heretofore authorized was 50,000,000 shares, all of one class and of the par value of One Mill ($0.001) per share.





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                          (b)  The total number of shares of the class of stock
of the corporation as increased is one hundred million shares, all of one class and of the par value of One Mill ($0.001) per share.

                          (c)  The aggregate par value of all authorized shares
of all classes of stock of the Corporation is $100,000.

                 THE UNDERSIGNED, President of The Gabelli Equity Trust Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.





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                 IN WITNESS WHEREOF The Gabelli Equity Trust Inc. has caused these presents to be signed in its name and its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on August 7, 1986.

Attest:                                    THE GABELLI EQUITY TRUST INC.


By: /s/ Nicholas E.E. De Stefano           By: /s/ Mario J. Gabelli
   ----------------------------------         ---------------------------------
   Nicholas E.E. De Stefano                     Mario J. Gabelli
   Secretary                                    President


[Affix corporate seal]





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                           CERTIFICATE OF CORRECTION

                 The undersigned, as sole incorporator of THE GABELLI EQUITY TRUST INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The Articles of Incorporation of the Corporation are hereby corrected.

                 SECOND: The undersigned, Pamela C. Scott, is the sole party to the Articles of Incorporation.

                 THIRD:  The Articles of Incorporation were filed on May 20,
                 1986.

                 FOURTH: The name of the Corporation, due to a typographical error, was erroneously listed in Article II as:

                      "The Gabelli Equity Trust Inc. Inc."

                 The actual name of the Corporation is:

                        "The Gabelli Equity Trust Inc."

                 IN WITNESS WHEREOF, I have signed this Certificate of Correction on the 7th day of August, 1986 and have acknowledged this Certificate to be my act.

                                            /s/ Pamela C. Scott
                                           ----------------------------------
                                           Pamela C. Scott
                                           Incorporator of The Gabelli
                                             Equity Trust Inc.





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                         THE GABELLI EQUITY TRUST INC.
                             ARTICLES OF AMENDMENTS


         The Gabelli Equity Trust Inc., a Maryland Corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby files Articles of AMENDMENTS to its Articles of Incorporation and hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as a closed-end non-diversified investment company under the Investment Company Act of 1940.

         SECOND: The Charter of the Corporation is hereby amended by adding a new Article X which shall provide as follows:

                                   ARTICLE X

         MONETARY LIABILITY OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by Maryland General Corporation Law, as amended from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the Investment Company Act of 1940, as amended from time to time. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         THIRD: The amendment of the Charter of the Corporation as herein above set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF: The Gabelli Equity Trust Inc. has caused these presents to be executed by its duly authorized officers on its behalf as of the 29th day of August, 1991, and such individuals hereby acknowledge that the execution of these Articles of AMENDMENTS is the act of the Corporation and that to the best of their knowledge, information and belief, the matters and facts stated herein are true in all material respects under penalty for perjury.





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ATTEST                                    THE GABELLI EQUITY TRUST INC.



/s/ J. Hamilton Crawford                  By:  /s/ Ann Marie Gilly
-----------------------------------            ---------------------------------
Secretary                                      Executive Vice President






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                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                         THE GABELLI EQUITY TRUST INC.


                 The Gabelli Equity Trust Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

                 FIRST:   The Articles of Incorporation of the Corporation
dated May 19, 1986, as amended from time to time, are hereby amended by striking out Article FIFTH, Paragraph (1) and inserting in lieu thereof the following:

                 (1) The total number of shares of capital stock that the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of the par value of $.001 per share, all of the same class and of the aggregate par value of Two Hundred Thousand Dollars ($200,000), all of which are designated common stock of the Corporation.

                 SECOND: The foregoing amendment to the Corporation's Articles of Incorporation was advised by the Corporation's Board of Directors and approved by the Corporation's shareholders.

                 THIRD:   (a)  The total number of shares of common stock of
the Corporation heretofore authorized was 100,000,000 shares, all of one class and of the par value of $.001 per share.

                          (b)  The total number of shares of the common stock
of the Corporation as increased is 200,000,000 shares, all of the par value of $.001 per share.

                          (c)  The aggregate par value of all authorized of the
common stock of the Corporation is $200,000.

                 The undersigned, Vice President of the Gabelli Equity Trust Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects under the penalties of perjury.





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                 IN WITNESS WHEREOF, the Gabelli Equity Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 12th day of July, 1994

ATTEST:                                     THE GABELLI EQUITY TRUST INC.



BY:/s/ J. Hamilton Crawford, Jr.            BY: /s/ Joshua Fenton
   ----------------------------------          ---------------------------------
       J. Hamilton Crawford, Jr.                    Joshua Fenton
       Secretary                                    Vice President





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